UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2010

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5524 East Fourth Street, Tucson, Arizona	85711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2010, the Compensation Committee, or Committee, of our board of directors approved a discretionary cash bonus for the following executive officers: Fletcher McCusker, our chief executive officer, Craig Norris, our chief operating officer, Michael Deitch, our chief financial officer, and Fred Furman, our executive vice president and general counsel, all of whom were named in our summary compensation table for the fiscal year ended December 31, 2008 (referred to as our Named Executive Officers) included in our proxy statement filed with the Securities and Exchange Commission on May 1, 2009. Messrs. McCusker, Norris, Deitch and Furman received a cash bonus of $747,500, $472,500, $405,000 and $405,000, respectively, based on a compensation package that recognizes the executive’s performance and long-term potential, our performance and growth in 2009, including our exceeding budgeted earnings before interest, taxes, depreciation and amortization for 2009, our debt reduction, and improved corporate integration, the executive’s responsibilities and experience as well as internal comparisons of pay within the executive group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: March 1, 2010	By:	/S/ MICHAEL N. DEITCH
	Name:	Michael N. Deitch
	Title:	Chief Financial Officer

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